UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Schedule 14A
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QUANTA CAPITAL HOLDINGS LTD.

(Name of Registrant as Specified in Its Charter)

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Press Release

Media Contact:	Joseph LoBello 212.986.6667
Investor Contact:	Jonathan J.R. Dodd 441.294.6355

Quanta Offers to Purchase Any and All
10.25% Series A Preferred Shares
at $20.00 per Share

HAMILTON, Bermuda — (BUSINESS WIRE) — June 4, 2007 — Quanta Capital Holdings Ltd. (NASDAQ: QNTA and QNTAP) announced today that it has made preliminary tender offer filings with the U.S. Securities and Exchange Commission relating to its plans to offer to repurchase, through its wholly-owned subsidiary QCH Acquisition Ltd., any and all of its issued 10.25% Series A Preferred Shares (NASDAQ: QNTAP) at a price of $20.00 per share, net to the seller in cash. The offer price represents a 13.8% premium to the $17.57 closing price on June 1, 2007, the last trading day prior to the announcement of the tender offer. Once the tender offer is commenced, holders of preferred shares will be given the opportunity to sell all or part of their preferred shares to QCH Acquisition Ltd. with no commission at the offer price. The tender offer will be funded with cash on hand made available by the Company to QCH Acquisition Ltd.

The Company also intends, concurrently with the commencement of the tender offer, to solicit proxies from the holders of preferred shares in connection with a special general meeting of the preferred holders . The purpose of the meeting is to approve an amendment to the Certificate of Designation of the preferred shares to remove a provision that would permit holders of preferred shares to elect two members to the Company’s board of directors under certain circumstances. The Company’s obligation to purchase shares in the proposed offer will be subject to the proposed amendment being approved at the meeting, the tender of an undetermined number of preferred shares, as well as other conditions described in the Company’s preliminary tender offer filings with the SEC. Subject to completion of the SEC review process, Quanta expects to commence the tender offer and proxy solicitation simultaneously in July and to close the tender offer and hold the special meeting in August.

James J. Ritchie, Executive Chairman, stated that ‘‘We are making the tender offer in conjunction with and seeking the approval of the proposed amendment to the Certificate of Designation of the preferred shares because we believe it presents an attractive opportunity for the Company that will simplify our capital structure, return available capital to the holders of preferred shares and enhance our financial flexibility.’’

Friedman Billings Ramsey & Co., Inc. has been engaged to act as dealer manager and co-solicitation agent for the offer and proxy solicitation and can be reached at 703- 875-1499.

About Quanta Capital Holdings Ltd.

Quanta Capital Holdings Ltd., is a Bermuda holding company, with interests in specialty insurance and reinsurance. It participates in the Lloyd’s of London market through its interest in Syndicate 4000 and is actively running off its remaining business lines. The Company maintains offices in Bermuda, the United Kingdom, Ireland and the United States.

This press release is provided for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell any securities of Quanta Capital Holdings Ltd. Any offers to purchase or solicitation of offers to sell the Series A Preferred Shares of Quanta Capital Holdings Ltd. will be made only pursuant to the tender offer documents (including the definitive offer to purchase, the letter of transmittal and other offer documents) that Quanta Capital Holdings Ltd intends to distribute to holders of the Series A Preferred Shares and to file with the SEC. Investors and security holders are urged to read the offer to purchase and proxy statement, letter of transmittal and other disclosure documents filed with the SEC relating to the tender offer and proxy solicitation in their entirety because they will contain important information. A preliminary offer to purchase and proxy statement and other disclosure documents have been filed with the SEC by Quanta Capital Holdings Ltd. and security holders may obtain a free copy of the disclosure documents (when they become available) and other documents filed with the SEC by Quanta Capital Holdings Ltd. at the SEC’s web site at www.sec.gov. Holders of Series A Preferred Shares may also obtain copies of the disclosure documents for free (when they become available) by directing a request to Georgeson, Inc., the information agent for the tender offer and proxy solicitation, at: 17 State Street, 10th Floor, New York, NY 10004, Telephone: (888) 605-7527 (toll free). The identity of persons who, under SEC rules, may be considered ‘‘participants in a solicitation’’ of proxies for the proposals described in the preliminary offer to purchase and proxy statement and a description of their direct and indirect interest in the solicitation is contained in the preliminary offer to purchase and proxy statement filed with the SEC.

The statements contained in this press release may include forward-looking statements within the meaning of the federal securities law, which reflect the Company’s current views with respect to future events and financial performance. Statements which include the words ‘‘believes,’’ ‘‘expects,’’ ‘‘intends,’’ ‘‘estimates,’’ ‘‘projects,’’ ‘‘predicts,’’ ‘‘assumes,’’ ‘‘anticipates,’’ ‘‘plans,’’ and ‘‘seeks’’ and comparable terms of a future or forward-looking nature identify forward-looking statements in form for purposes of the U.S. federal securities laws or otherwise. The Company intends these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the Private Securities Litigation Reform Act of 1995. As forward-looking statements, these statements involve risks, uncertainties and other factors that could cause actual results to differ materially from the expected results. These include, but are not limited to, the Company’s ability to effectively implement and manage the run-off of its business lines; unfavorable claims experience related to the run-off of the Company’s business lines; the ability of the Company to pay dividends to the holders of the series A preferred and common shares; the Company’s analysis of its business lines and internal operations and identification of steps it should take to preserve shareholder value; the Company’s inability to attract, integrate and retain members of its management team and key employees; implementation of any changes based on the Company’s analysis of its business, the run-off of its business or any strategic alternatives, which involves substantial uncertainties and risks that may result in unforeseen expenses and costs; the Company’s loss estimates relating to its exposure to Hurricanes Katrina, Rita and Wilma are preliminary and the actual amount of losses may vary significantly from its estimates based on such data; the failure to remedy any weakness found in the Company’s evaluations of controls required by Section 404 of the Sarbanes-Oxley Act of 2002; large aggregate exposures in certain lines of business; the failure of any of the loss limitation methods; competition; other rating agency actions; uncertainties in the Company’s reserving process; a change in the Company’s tax status; acceptance of the Company’s products that the Company continues to offer; the availability of reinsurance or retrocessional coverage; changes in accounting policies; changes in general economic conditions; the Company’s limited operating history; risks relating to reliance on program managers; the Company’s inability to maintain or enter into adequate credit facilities and other factors detailed in the Company’s filings with the SEC. The Company assumes no obligation to update or supplement forward-looking statements to reflect subsequent events or circumstances.